UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 29, 2016

ANTRIABIO, INC.
(Name of registrant in its charter)

Delaware	000-54495	27-3440894
(State or jurisdiction	(Commission File	(IRS Employer
of incorporation or	Number)	Identification No.)
organization)

1450 Infinite Drive
Louisville, CO 80027
 (Address of principal executive offices)

(303) 222-2128
 (Registrant's telephone number)

 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

PIPE TRANSACTION

On July 29, 2016, AntriaBio, Inc. (the “Company”, “we”, “us” ,“our” or “AntriaBio”) completed an additional close (the “Close”) of a private placement transaction (the “PIPE Financing”) with investors (each an “Investor” and collectively, the “Investors”) pursuant to Section 4(a)(2) of the United States Securities Act of 1933, as amended (the “Act”) and Rule 506 of Regulation D promulgated thereunder.  In connection with the Close, we entered into Purchase Agreements (collectively, the “Purchase Agreements”) by and between us and each Investor in which we issued to the Investors either Class A Units or Class B Units of the Company (each a “Unit” and collectively, the “Unit”).  Each Class A Unit was priced at $1.10 and consisted of one share of our common stock (an “Offered Share”) and one-half of one common share purchase warrant (a “Warrant”) exercisable at $1.65 per share of our common stock (the “Warrant Shares”) at any time until 5:00 p.m. (Pacific Time) on the date that is sixty (60) months following the Close of the PIPE Financing.  If an Investor had previously invested in one of AntriaBio’s previous private placement transactions and also invested a minimum of $50,000 in this PIPE Financing, then the investor would receive Class B Units.  Each Class B Unit was priced at $1.10 and consists of one Offered Share and one Warrant exercisable at $1.65 per Warrant Shareat any time until 5:00 p.m. (Pacific Time) on the date that is sixty (60) months following the Close of the PIPE Financing.  We issued an aggregate of 418,182 Units and received gross cash proceeds of $460 thousand, excluding placement agent compensation, transaction costs, fees and expenses.

Financing Warrants

As part of the close, we issued to the Placement Agent a warrant (the “Financing Warrant”) pursuant to Section 4(a)(2) of the Act and Rule 506 promulgated thereunder.  The Financing Warrant is exercisable for a period of seven (7) years from the date of issuance with an exercise price of $1.65 per share.  The Financing Warrant contains cashless exercise rights and shall be adjusted both as to the number of shares and price to which they are exercisable, based on any splits, conversions, or reorganizations that affect the Company’s common stock.

Registration Rights

In connection with the PIPE Financing, we granted registration rights to the Investors and the Placement Agent whereby we agreed that within ninety (90) days following the Close of the PIPE Financing, we will file a registration statement (the “Registration Statement”) under the Act, covering the Offered Shares, the Warrant Shares, and the Financing Warrant Shares (as defined below).  We agreed to take all necessary actions and make all necessary filings to keep the Registration Statement effective for a period that extends from the first date on which the United States Securities and Exchange Commission issues an order of effectiveness in relation to the Registration Statement until such date as our legal counsel issues a legal opinion asserting that the Offered shares, Warrant Shares and Financing Warrant Shares are available for resale under Rule 144 of the Securities Act.

The foregoing description of the Purchase Agreement, Warrant and Financing Warrant is a summary of the material terms thereof and is qualified in its entirety by the complete text of the form of the Purchase Agreement, which is attached hereto as Exhibit 10.1, 4.1 and 4.2 to this Current Report on form 8-K filed with the SEC on June 29, 2016, which is incorporated herein by reference.

RULE 135C NOTICE

We are providing this Current Report on Form 8-K in accordance with Rule 135c under the Act (“Rule 135c”), and the notice contained herein does not constitute an offer to sell the Company’s securities, and is not a solicitation for an offer to purchase the Company’s securities. Any securities that may be offered pursuant to the Financing or any agreement related thereto including, but not limited to, the Subscription Agreement or any other agreement have not been registered under the Act, and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements.

Item 3.02 Unregistered Sales of Equity Securities

The information disclosed in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.02.  The sale and issuance of the Offered Shares, Warrants, and the Agent’s Warrants and the shares issuable upon the conversion or exercise therein have been determined to be exempt from registration under the U.S. Securities Act of 1933, as amended, in reliance on Section 4(a)(2) thereof and Rule 506 of Regulation D promulgated thereunder as a transaction by an issuer not involving a public offering, in which the investors are accredited and have acquired the securities for investment purposes only and not with a view to or for sale in connection with any distribution thereof.  Such securities may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

Item 9.01 Financial Statements and Exhibits

EXHIBIT	DESCRIPTION
4.1	Form of Warrant *
4.2	Form of Agent’s Warrant *
10.1	Form of Purchase Agreement *

* Previously filed with the Company’s Current Report on Form 8-K as filed on June 29, 2016 and incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ANTRIABIO, INC.

DATE: July 29, 2016	By:	/s/ Nevan Elam
Nevan Elam Chief Executive Officer & Chairman of the Board

EXHIBIT INDEX

EXHIBIT	DESCRIPTION
4.1	Form of Warrant *
4.2	Form of Agent’s Warrant *
10.1	Form of Purchase Agreement *

* Previously filed with the Company’s Current Report on Form 8-K as filed on June 29, 2016 and incorporated herein by reference.